UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 8, 2009

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On May 8, 2009, the Board of Directors of Equifax Inc. (the “Company”) approved indemnification agreements between the Company and each of its directors and senior officers. The indemnification agreements supplement the Company’s Amended and Restated Articles of Incorporation, Bylaws and Georgia law in providing certain indemnification rights to the Company’s directors and officers. Each indemnification agreement provides, among other things, that the Company will indemnify its directors and senior officers to the fullest extent permitted by Georgia law and to any greater extent that Georgia law may in the future permit, including the advancement of legal fees and other expenses incurred by the directors and/or officers in connection with any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative or investigative nature, arising out of the individual’s service as a director or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

The foregoing description is qualified in its entirety by reference to the indemnification agreement, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 1.01 above.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year; Financial Statements

As previously announced on December 30, 2008, the Board of Directors of the Company (the “Board”) agreed to submit and support management proposals at the 2009 Annual Meeting of Shareholders to (i) declassify the Company’s Board structure and move to annual election of directors; and (ii) to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard.  The Board also announced adoption of a director resignation policy to implement majority voting for directors in uncontested elected if approved by the shareholders.

At the Company’s 2009 Annual Meeting of Shareholders held on May 8, 2009, the Company’s shareholders approved the election of directors for one-year terms rather than the current staggered three-year terms, beginning with the class of directors whose terms expire in 2010, so that by the 2012 Annual Meeting of Shareholders, all directors will be elected annually for one-year terms.  The shareholders also approved majority voting in uncontested director elections, effective for the 2010 Annual Meeting of Shareholders.

A copy of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, are attached hereto as Exhibits 3.1 and 3.2, respectively.  The amendments became effective upon the Company’s filing of Articles of Restatement with the Secretary of State of the State of Georgia on May 14, 2009.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Equifax Inc.
3.2	Amended and Restated Bylaws of Equifax Inc.
10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
Chief Legal Officer

Date: May l4, 2009